Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 22, 2012

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of American Power Corp. on Form S-1 of our audit report, dated December 27, 2011,  relating to the accompanying audited financial statements (and related statements included there in) as of September 30, 2011 which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

Sincerely,

/s/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC
June 22, 2012